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                                                            EXHIBIT 5
                               UNGARETTI & HARRIS
                        3500 THREE FIRST NATIONAL PLAZA
                           CHICAGO, ILLINOIS  60602
                                (312)  977-4400



August 29, 1997

CenterPoint Properties Corporation
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 and S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on August 29, 1997 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 174,060 shares of the Company's Common Stock, $0.001 per share (the "Common Stock"), heretofore issued and to be issued under and pursuant to the Company's 1995 Restricted Stock Incentive Plan, the Company's 1993 Stock Option Plan, as amended, the 1995 Director Stock Plan and Restricted Stock Grant Agreements (collectively, the "Plans").

In this connection, we have examined:

a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

b.   certain resolutions adopted by the Company's Board of Directors;

c.   the Registration Statement;

d.   the Plans; and

e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.
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CenterPoint Properties Corporation
August 29, 1997
Page 2



We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement which to date have been issued are, and the shares to be issued if and when issued under the circumstances contemplated in the respective Plans will be, validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the federal laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

Very truly yours,



Ungaretti & Harris

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        GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, L.L.C.
                           THE GARRETT BUILDING
                         233 EAST REDWOOD STREET
                      BALTIMORE, MARYLAND  21202-3332


                               August 29, 1997

Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602

Ladies & Gentlemen:

     We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Forms S-8 and S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on August 29, 1997, (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended of 174,060 shares of the Company's Common Stock, $0.001 per share (the "Common Stock"), heretofore issued and to be issued under and pursuant to the Company's 1995 Restricted Stock Incentive Plan, the Company's 1993 Stock Option Plan, as amended, the 1995 Director Stock Plan and Restricted Stock Grant Agreements (collectively, the "Plans").

     In this connection, we have examined:

     a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

     b.  certain resolutions adopted by the Company's Board of Directors;

     c.  the Registration Statement; and

     d.  the Plans; and

     e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.

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Ungaretti & Harris
August 29, 1997
Page 2



     We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement which to date have been issued are, and the shares to be issued under the circumstances contemplated in the respective Plans will be, validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                                       Very truly yours,

                                       GORDON, FEINBLATT, ROTHMAN
                                        HOFFBERGER & HOLLANDER, LLC



                                       By: /s/  EDWARD E. OBSTLER
                                          ------------------------------------
                                          Edward E. Obstler, Member